Exhibit 99.1

Pier 1 Addresses NYSE Listing Standards

FORT WORTH, Texas--(BUSINESS WIRE)--January 14, 2019--Pier 1 Imports, Inc. (NYSE:PIR) announced today that it received notification from the New York Stock Exchange (NYSE) on January 11, 2019 that the Company is no longer in compliance with NYSE continued listing criteria that require listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period.

In accordance with NYSE rules, Pier 1 has a period of six months from receipt of the notice to regain compliance with the NYSE’s minimum share price requirement, with the possibility of extension at the discretion of the NYSE. Under NYSE rules, the Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to Pier 1’s compliance with other NYSE continued listing requirements. The Company plans to notify the NYSE within 10 business days of its intent to cure the deficiency. Measures to regain compliance could include a reverse stock split of Pier 1 common stock, subject to shareholder approval.

The NYSE notification does not affect Pier 1’s business operations or its Securities and Exchange Commission reporting requirements, and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of initiatives implemented in connection with the Company’s multi-year “New Day” strategic plan, particularly with respect to changes in the initiatives supporting the New Day plan and actions intended to return the Company to profitable growth; the impact of initiatives connected with the appointment of the Company's interim chief executive officer; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company's ability to increase cash flows to support its operating activities; the effectiveness of the Company's relationships with, and operations of, its key suppliers; the Company’s ability to implement planned cost control measures; risks related to U.S. import policy, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; and changes in foreign currency values relative to the U.S. dollar; the Company's ability to identify a successor chief executive officer and retain its senior management team; the Company's ability to comply with the continued listing requirements of the NYSE, and risks arising from the potential suspension of trading of the Company's common stock on that exchange. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the period ended December 1, 2018 and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

About Pier 1

Founded with a single store in 1962, Pier 1 is a leading omnichannel retailer of unique home décor and accessories. The company’s products are available through more than 980 Pier 1 stores in the U.S. and Canada and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

CONTACT:
Investor Relations
Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com